FOR IMMEDIATE ISSUE

FOR:	Stagwell Inc.	CONTACT:	Michaela Pewarski
	One World Trade Center, Floor 65		Stagwell Inc.
	New York, NY 10007		(646) 429-1812
IR@StagwellGlobal.com

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

Third Quarter GAAP Revenue growth of 104.6%
Third Quarter Pro Forma Organic Net Revenue growth of 22.8%, 27.9% excluding Advocacy
Third Quarter Net Loss attributable to Stagwell was $2.1 million
Third Quarter Pro Forma Adjusted EBITDA of $100 million
Company Raises Full Year Pro Forma Adjusted EBITDA outlook

REPORTED THIRD QUARTER & YTD HIGHLIGHTS:

•GAAP revenue of $466.6 million in the third quarter versus $228.1 million in the prior year period, an increase of 104.6%; and $857.4 million in the nine months ended September 30, 2021 versus $575.0 million in the prior year period, an increase of 49.1%.
•Net revenue of $409.1 million in the third quarter versus $152.9 million in the prior year period, an increase of 167.6%; and $749.2 million in the nine months ended September 30, 2021 versus $434.1 million in the prior year period, an increase of 72.6%.
•Net loss attributable to Stagwell Inc. common shareholders of $2.1 million in the third quarter of 2021 versus net income of $17.8 million in the prior year period; and income of $14.1 million in the nine months ended September 30, 2021 versus $34.1 million in the prior year period.
•Adjusted EBITDA of $87.5 million in the third quarter versus $37.1 million in the prior year period, an increase of 135.8%; and $150.1 million in the nine months ended September 30, 2021 versus $79.0 million in the prior year period, an increase of 90.0%.

PRO FORMA REPORTED THIRD QUARTER & YTD STAGWELL INC. HIGHLIGHTS:

•Pro Forma GAAP revenue of $568.3 million in the third quarter versus $511.5 million in the prior year period, an increase of 11.1%; and $1,612.4 million in the nine months ended September 30, 2021 versus $1,445.8 million in the prior year period, an increase of 11.5%.
•Pro Forma net revenue of $498.1 million in the third quarter versus $397.8 million in the prior year period, an increase of 25.2%; and $1,407.1 million in the nine months ended September 30, 2021 versus $1,185.4 million in the prior year period, an increase of 18.7%.

•Pro Forma organic net revenue increased 22.8% in the third quarter and 15.6% for the nine months ended September 30, 2021.
•Pro Forma adjusted EBITDA for the three months ended September 30, 2021 was $100.3 million versus $89.3 million in the prior year period, an increase of 12.4%. Pro forma adjusted EBITDA Margin was 20.1%, compared to 22.4% in the prior year period. Excluding the impact of the advocacy business, adjusted EBITDA margins would have been 20.1% in the third quarter of 2021 and 19.3% the third quarter of 2020.
•Pro Forma adjusted EBITDA for the nine months ended September 30, 2021 was $275.3 million versus $205.9 million in the prior year period, an increase of 33.7%. Adjusted EBITDA Margin was 19.6%, compared to 17.4% in the prior year period.
•Net New Business wins totaled $63.7 million in the third quarter.

New York, NY, November 3, 2021 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three and nine months ended September 30, 2021.

“Stagwell’s third quarter results make one thing very clear: the combination is working. We delivered pro forma organic net revenue growth of 23%, a pro forma adjusted EBITDA margin over 20%, and are pleased to raise our full year adjusted EBITDA guidance on the basis of our results to date,” said Mark Penn, Chairman and Chief Executive Officer of Stagwell. “Our growth this quarter was driven by double-digit, pro forma net revenue growth across nearly all our client offerings, including digital transformation, communications, media and data analytics. On a year-over-year basis excluding the advocacy business, pro forma organic net revenue grew 28%. With net new business of $64 million, this is a strong first quarter as a newly combined company.”

Frank Lanuto, Chief Financial Officer, commented: "The Company reported strong third quarter pro forma results with GAAP revenue of $568 million, net revenue of $498 million and Adjusted EBITDA of $100 million. Organic pro forma net revenue growth of 23% for the quarter, as well as growth from 2019 of 14%, are evidence of the Company’s recovery from the pandemic and transition to a new phase of overall growth.”

Third Quarter and Year-to-Date 2021 Pro Forma Financial Results

Pro Forma net revenue for the third quarter of 2021 was $498.1 million versus $397.8 million for the third quarter of 2020, an increase of 25.2%.

Pro Forma organic net revenue increased 22.8%, and foreign exchange and acquisitions, net of dispositions, had a positive impact of 0.7% and 1.6%, respectively. Organic net revenue increased primarily due to a continuation of the recovery in spending by clients begun in the first quarter.

Net New Business wins in the third quarter of 2021 totaled $63.7 million.

Pro Forma adjusted EBITDA for the third quarter of 2021 was $100.3 million versus $89.3 million for the third quarter of 2020, an increase of 12.4%, primarily driven by strong revenue growth. Pro Forma adjusted EBITDA margin in the third quarter of 2021 was 20.1%, down from 22.4% compared to the same period in 2020. Excluding the impact of the advocacy business, adjusted EBITDA margins would have been 20.1% for the third quarter of 2021 and 19.3% for the third quarter of 2020.

Pro Forma net revenue for the first nine months of 2021 was $1,407.1 million versus $1,185.4 million in the prior year period.
Pro Forma organic net revenue for the nine months ended 2021 increased by 15.6% and foreign exchange and acquisitions, net of dispositions, had a positive impact of 1.3% and 1.8%, respectively.
Pro Forma adjusted EBITDA for the first nine months of 2021 was $275.3 million versus $205.9 million in the first nine months of 2020, an increase of 33.7%. This led to an Adjusted EBITDA Margin of 19.6% versus 17.4% in prior year period.

Financial Outlook

2021 financial guidance is as follows:

•Revenue for 2021, on a pro forma basis giving effect to the combination as if it was completed on January 1, 2021, is estimated to be $2.150 to $2.180 billion, including approximately $755 million for legacy MDC for the seven-month period ended July 31, 2021.

•Adjusted EBITDA for 2021, on a pro forma basis giving effect to the combination as if it was completed on January 1, 2021, is estimated to be $370 to $380 million, including approximately $124 million for legacy MDC for the seven-month period ended July 31, 2021.

•Guidance assumes no impact from foreign exchange or acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2021 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Conference Call
Management will host a video webcast and conference call on Wednesday, November 3, 2021, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three and nine months ended September 30, 2021. The video webcast will be accessible at https://kvgo.com/corporate-services/stagwell-group-earnings-call-q3. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the conference call.

A recording of the conference call will be accessible one hour after the call and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger holding company built to transform marketing. We deliver scaled creative performance for the world’s most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our 10,000+ specialists in 20+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Basis of Presentation

The acquisition of MDC Partners (MDC) by Stagwell Marketing Group (SMG) was completed on August 2, 2021. The results of MDC are included within the Statement of Operations for the period beginning on the date of the acquisition through the end of the respective period presented and the results of SMG are included for the entire period presented.
Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

Pro Forma Results: The Pro Forma amounts presented for each period were prepared by combining the historical standalone statements of operations for each of legacy MDC and SMG. The unaudited pro forma results are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the combination actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. The Company has excluded a quantitative reconciliation of adjusted Pro Forma EBITDA to net income under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K.

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: Adjusted EBITDA is defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Financial Guidance: The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients, including as a result of the novel coronavirus pandemic (“COVID-19”);
•the effects of the outbreak of COVID-19, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
•an inability to realize expected benefits of the redomiciliation of the Company from the federal jurisdiction of Canada to the State of Delaware (the “Redomiciliation”) and the subsequent combination of the Company’s business with the business of the subsidiaries of Stagwell Media LP (“Stagwell”) that own and operate a portfolio of marketing services companies (the “Business Combination” and, together with the Redomiciliation, the “Transactions”);
•adverse tax consequences in connection with the Transactions for the Company, its operations and its shareholders, that may differ from the expectations of the Company, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its attributes may result in increased tax costs;
•the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transactions;
•the impact of uncertainty associated with the Transactions on the Company’s businesses;
•direct or indirect costs associated with the Transactions, which could be greater than expected;
•risks associated with severe effects of international, national and regional economic conditions;
•the Company’s ability to attract new clients and retain existing clients;
•reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to achieve the full amount of its stated cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•foreign currency fluctuations.
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in Exhibit 99.2 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2021, and accessible on the SEC’s website at www.sec.gov., under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, Except per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$466,634	$228,097	$857,436	$574,970
Operating Expenses
Cost of services	324,782	149,011	558,856	373,064
Office and general expenses	121,770	42,666	226,720	127,181
Depreciation and amortization	24,790	9,974	46,122	29,848
Impairment and other losses	14,926	—	14,926	—
	486,268	201,651	846,624	530,093
Operating income (loss)	(19,634)	26,446	10,812	44,877
Other Income (expenses):
Interest expense, net	(11,912)	(1,778)	(15,197)	(4,655)
Foreign exchange, net	(893)	(856)	(1,955)	794
Other, net	45,621	263	46,806	948
	32,816	(2,371)	29,654	(2,913)
Income before income taxes and equity in earnings of non-consolidated affiliates	13,182	24,075	40,466	41,964
Income tax expense	5,183	2,618	9,205	3,211
Income before equity in earnings of non-consolidated affiliates	7,999	21,457	31,261	38,753
Equity in losses (income) of non-consolidated affiliates	(76)	(35)	(75)	7
Net income	7,923	21,422	31,186	38,760
Net income attributable to the noncontrolling interest	(9,994)	(3,614)	(10,987)	(4,636)
Net income (loss) attributable to Stagwell Inc.	(2,071)	17,808	20,199	34,124
Net income allocated to convertible preference shares	—	—	(6,113)	—
Net income (loss) attributable to Stagwell Inc. common shareholders	$(2,071)	$17,808	$14,086	$34,124
Income (loss) Per Common Share:
Basic
Net income (loss) attributable to Stagwell Inc. common shareholders	$(0.03)	N/A	$0.27	N/A
Diluted
Net income (loss) attributable to Stagwell Inc. common shareholders	$0.02	N/A	$0.11	N/A
Weighted Average Number of Common Shares Outstanding:
Basic	76,105,807	N/A	76,105,807	N/A
Diluted	231,042,044	N/A	197,217,241	N/A

SCHEDULE 2
STAGWELL INC.
UNAUDITED PRO FORMA COMPONENTS OF NET REVENUE CHANGE
(US$ in 000s, except percentages)

		Components of Change					Change
	Three Months Ended September 30, 2020	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended September 30, 2021	Organic	Total

Integrated Agencies Network	$250,459	$2,759	$5,652	$66,452	$74,863	$325,322	26.5%	29.9%
Media Network	84,856	(1,438)	—	27,679	26,241	111,097	32.6%	30.9%
Communications Network	57,408	293	—	(3,509)	(3,216)	54,192	(6.1)%	(5.6)%
All Other	5,118	1,343	805	173	2,321	7,439	3.4%	45.3%
	$397,841	$2,957	$6,457	$90,795	$100,209	$498,050	22.8%	25.2%

		Components of Change					Change
	Nine Months Ended September 30, 2020	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Nine Months Ended September 30, 2021	Organic	Total

Integrated Agencies Network	$755,530	$10,837	$20,604	$145,141	$176,582	$932,112	19.2%	23.4%
Media Network	264,997	(1,911)	—	34,869	32,958	297,955	13.2%	12.4%
Communications Network	149,265	1,122	—	3,664	4,786	154,051	2.5%	3.2%
All Other	15,597	4,920	805	1,666	7,391	22,988	10.7%	47.4%
	$1,185,389	$14,968	$21,409	$185,340	$221,717	$1,407,106	15.6%	18.7%

Note: Actuals may not foot due to rounding.

SCHEDULE 3
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2021

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$325,322	$111,097	$54,192	$7,439	$—	$498,050
Billable Costs	43,119	5,336	21,847	(6)	—	70,296
Revenue	368,441	116,433	76,039	7,433	—	568,346

Billable Costs	$43,119	$5,336	$21,847	$(6)	$—	$70,296
Staff costs	211,186	74,187	34,978	5,212	8,845	334,408
Administrative costs	30,739	14,354	6,479	2,104	(567)	53,109
Other direct costs	3,948	5,524	789	(222)	163	10,202
Adjusted EBITDA (1)	79,449	17,032	11,946	345	(8,441)	100,331

Stock-based compensation	32,565	2,629	15,445	16	3,184	53,839
Depreciation and amortization	15,799	6,738	2,174	492	1,555	26,758
Deferred acquisition consideration	3,422	—	136	—	—	3,558
Impairment and other losses	81	14,846	—	—	—	14,927
Other items, net (1)	1,085	571	(349)	—	21,578	22,885
Operating income	$26,497	$(7,752)	$(5,460)	$(163)	$(34,758)	$(21,636)

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Actuals may not foot due to rounding.

SCHEDULE 4
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2021

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$932,112	$297,955	$154,051	$22,988	$—	$1,407,106
Billable Costs	120,967	24,715	59,611	—	—	205,293
Revenue	1,053,079	322,670	213,662	22,988	—	1,612,399

Billable Costs	$120,967	$24,715	$59,611	$—	$—	$205,293
Staff costs	613,052	204,873	100,962	15,644	25,889	960,420
Administrative costs	93,738	41,972	16,575	8,649	82	161,016
Other direct costs	2,819	7,520	(2)	14	6	10,357
Adjusted EBITDA (1)	222,503	43,590	36,516	(1,319)	(25,977)	275,313

Stock-based compensation	35,740	2,712	15,687	16	4,368	58,523
Depreciation and amortization	33,648	18,096	5,586	2,013	4,927	64,270
Deferred acquisition consideration	26,839	102	(52)	—	—	26,889
Impairment and other losses	956	14,846	—	—	—	15,802
Other items, net (1)	4,700	3,081	(93)	—	32,050	39,738
Operating income	$120,620	$4,753	$15,388	$(3,348)	$(67,322)	$70,091

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Actuals may not foot due to rounding.

SCHEDULE 5
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2020

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$250,459	$84,856	$57,408	$5,118	$—	$397,841
Billable Costs	32,321	10,778	70,581	—	—	113,680
Revenue	282,780	95,634	127,989	5,118	—	511,521

Billable Costs	$32,321	$10,778	$70,581	$—	$—	$113,680
Staff costs	153,409	54,489	29,549	5,348	6,540	249,335
Administrative costs	32,324	15,342	4,331	3,077	2,712	57,786
Other direct costs	456	3,789	200	(3,025)	—	1,420
Adjusted EBITDA (1)	64,270	11,236	23,328	(282)	(9,252)	89,300

Stock-based compensation	2,389	—	17	—	1,421	3,827
Depreciation and amortization	10,367	5,681	1,737	815	708	19,308
Deferred acquisition consideration	3,661	—	(710)	—	—	2,951
Impairment and other losses	158	—	—	—	—	158
Other items, net (1)	(579)	27	(35)	—	6,207	5,620
Operating income	$48,274	$5,528	$22,319	$(1,097)	$(17,588)	$57,436

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Actuals may not foot due to rounding.

SCHEDULE 6
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2020

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$755,530	$264,997	$149,265	$15,597	$—	$1,185,389
Billable Costs	105,560	28,329	126,535	—	—	260,424
Revenue	861,090	293,326	275,800	15,597	—	1,445,813

Billable Costs	$105,560	$28,329	$126,535	$—	$—	$260,424
Staff costs	496,451	188,542	85,224	16,208	16,124	802,549
Administrative costs	96,264	44,522	13,646	8,708	6,055	169,195
Other direct costs	5,333	8,962	1,912	(8,423)	—	7,784
Adjusted EBITDA (1)	157,482	22,971	48,483	(896)	(22,179)	205,861

Stock-based compensation	5,859	—	72	—	1,839	7,770
Depreciation and amortization	30,251	17,105	5,101	2,696	2,133	57,286
Deferred acquisition consideration	1,302	375	108	—	—	1,785
Impairment and other losses	17,994	35	—	—	1,129	19,158
Other items, net (1)	148	1,746	(11)	1	12,470	14,354
Operating income	$101,928	$3,710	$43,213	$(3,593)	$(39,750)	$105,508

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Actuals may not foot due to rounding.

SCHEDULE 7
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$115,489	$92,457
Accounts receivable, net	669,612	225,733
Expenditures billable to clients	37,101	11,063
Other current assets	78,884	36,433
Total Current Assets	901,086	365,686
Fixed assets, net	118,526	35,614
Right-of-use lease assets - operating leases	334,867	57,752
Goodwill	1,619,272	351,725
Other intangible assets, net	945,081	186,035
Other assets	24,789	17,043
Total Assets	$3,943,621	$1,013,855
LIABILITIES, RNCI, AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$277,385	$147,826
Accruals and other liabilities	371,289	90,557
Advance billings	286,790	66,418
Current portion of lease liabilities - operating leases	74,162	19,579
Current portion of deferred acquisition consideration	60,951	12,579
Total Current Liabilities	1,070,577	336,959
Long-term debt	1,265,747	198,024
Long-term portion of deferred acquisition consideration	14,754	5,268
Long-term lease liabilities - operating leases	328,048	52,606
Deferred tax liabilities, net	134,288	16,050
Other liabilities	59,190	5,801
Total Liabilities	2,872,604	614,708
Redeemable Noncontrolling Interests	29,787	604
Commitments, Contingencies and Guarantees
Shareholder's Equity:
Convertible preference shares, 123,849 and 0 authorized, issued and outstanding at September 30, 2021 and December 31, 2020, respectively	209,980	—
Member's capital	—	358,756
Common stock and other paid-in capital	169,616	—
Accumulated deficit	(6,153)	—
Accumulated other comprehensive income	12,537	—
Stagwell Inc. Shareholders' Equity	385,980	358,756
Noncontrolling interests	655,250	39,787
Total Shareholders' Equity	1,041,230	398,543
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity	$3,943,621	$1,013,855

SCHEDULE 8
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$29,384	$93,184
Net cash provided by (used in) investing activities	153,987	(16,421)
Net cash used in financing activities	(164,442)	(43,700)
Effect of exchange rate changes on cash and cash equivalents	4,103	555
Net increase in cash and cash equivalents	$23,032	$33,618
Cash and cash equivalents at beginning of period	92,457	63,860
Cash and cash equivalents at end of period	$115,489	$97,478
Supplemental disclosures:
Cash income taxes paid	$42,346	$(3,618)
Cash interest paid	$16,232	$7,288

    Note: Actuals may not foot due to rounding.